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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-A

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934

                               AGERE SYSTEMS INC.
             (Exact Name of Registrant as Specified in Its Charter)


               DELAWARE                                  22-3746606
(State of Incorporation or Organization)    (IRS Employer Identification Number)

        Allentown, Pennsylvania                           18109
(Address of Principal Executive Offices)                 (Zip Code)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-51594

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

      Title Of Each Class                         Name Of Each Exchange On Which
      To Be So Registered                         Each Class Is To Be Registered
      -------------------                         ------------------------------

Class A Common Stock, Par Value                       New York Stock Exchange
          $.01 Per Share

Preferred Share Purchase Rights                       New York Stock Exchange



Securities to be registered pursuant to Section 12(g) of the Exchange Act:

                                      None
                                (Title of Class)


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         A description of the Registrant's Class A Common Stock, par value $0.01 per share, is set forth under "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (Reg. No. 333-51594), filed with the Securities and Exchange Commission on December 11, 2000, as amended, including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933 (the "Registration Statements"), which description is incorporated herein by reference.



ITEM 2.  EXHIBITS.

         The securities to be registered are to be listed on the New York Stock Exchange (the "NYSE"), on which no other securities of the Registrant are listed. Accordingly, the following exhibits are also being filed with the NYSE:

1. Registrant's Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1, as amended).

2.   Registrant's Amended and Restated By-Laws (incorporated by reference to
     Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, as amended).

3. Form of Specimen Certificate for Registrant's Class A Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1, as amended).





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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                             AGERE SYSTEMS INC.


                                             /s/ Jean F. Rankin
                                             -----------------------------
                                             Name:   Jean F. Rankin
                                             Title:  Senior Vice President,
                                                     General Counsel and
                                                     Secretary


Dated:  March 16, 2001